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                                                                   EXHIBIT 10.11

                                     LEASE
                                  (Triple Net)


THIS LEASE, made as of the 25 day of February, 1998, by and between BANK TOWER ASSOCIATES, a South Carolina general partnership ("Landlord") and FIRSTBANCORPORATION, INC., a South Carolina corporation ("Tenant").

FOR valuable consideration, the receipt and sufficiency of which is hereby acknowledged it is agreed as follows:

     1.   PREMISES.  Subject to the terms and conditions set forth hereinafter,
          --------
Landlord leases hereby to Tenant, and Tenant rents hereby from Landlord property known as 1900 Assembly Street, Columbia, South Carolina (the "Premises"), including a building of approximately 6,600 square feet (the "Building") and a parking lot as shown on the attached Exhibit "A".
                                     -----------

     2.   TERM OF LEASE.
          -------------

          A. The term of this Lease shall be for a period of five (5) years to commence on the 1st day of April, 1998 or the month in which Tenant opens for business, whichever first occurs. If Tenant opens for business prior to the actual commencement of the Lease Term, Tenant shall pay prorata rent for the number of days from and including the date Tenant opened for business to the commencement date of the Lease Term (the "Fractional Term").

          B. Notwithstanding anything herein to the contrary Tenant may terminate this Lease within one hundred twenty (120) days from the date hereof (the "Approval Date") on written notice to Landlord if the Tenant after good faith effort is unable to obtain applicable governmental approval for the operation of a banking facility on the Premises prior to the Approval Date.
This right to terminate the Lease shall end upon approval being obtained from the Office of the Controller of the Currency (OCC), The Federal Deposit Insurance Corporation (FDIC), The Security and Exchange Commission (SEC) and any other governmental agency having jurisdiction in the matter or if Tenant fails to give notice as aforesaid. Notwithstanding anything herein to the contrary, if Tenant fails to give Landlord written notice of termination within one hundred twenty-one (121) days from the date hereof Tenant shall have waived its rights to terminate pursuant to this paragraph. If this Lease is terminated prior to Landlord receiving two (2) months rent, the Tenant shall pay Landlord the additional sum of $10,000.00.

          C. Tenant shall have the option to extend this Lease for three (3) consecutive renewal terms of three (3) years each (the "Renewal Term(s)") provided that Tenant notifies Landlord in writing of its exercise of the said renewal option at least six (6) months prior to the expiration of the Lease Term or the preceding renewal term as the case may be (TIME IS OF THE ESSENCE). Upon exercise of a renewal option Tenant shall be contractually bound hereunder for the applicable Renewal Term.

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

          D. Notwithstanding anything herein to the contrary, Landlord may terminate the renewal option(s) of this Lease but only for the purpose of demolishing the Building for purposes of constructing a parking garage (including expansion of the adjacent garage) in connection with the development of an office building on Main Street adjacent to the NationsBank Plaza. To terminate the remaining renewal options the Landlord must give written notice of such termination to Tenant at least one year prior to the end of the initial Lease Term or then pending renewal term as the case may be. The notice shall contain an affidavit by Landlord that the termination is for the demolition and/or development purposes mentioned above and that construction will commence.

     3.   RENT.  Tenant agrees to pay to Landlord as annual rental for the
          ----
Premises the following amounts for the following time periods, one-twelfth (1/12) of said annual rental to be paid monthly, in advance, on the first day of each month during the applicable period.

          A. $238.33 per day for the number of days Tenant has taken possession of the Premises or has opened for business prior to commencement of the Lease Term;

          B. $85,800.00 per year ($7,150.00 per month) for the initial Lease Term; and

          C. The annual rental for each renewal term shall be increased by twelve percent (12%) over the annual rental for the preceding term or renewal term as the case may be.

     4.   USE OF PREMISES.  Tenant agrees that the business to be operated by it
          ---------------
on the Premises shall be a banking facility with associated offices and will not be operated in such a manner as to constitute a nuisance or a hazard and that in connection with the operation of the business Tenant will observe and comply with all applicable laws, ordinances, orders and regulations prescribed by lawful authority having jurisdiction over the business operated in the Premises.

     5.   REPAIRS AND ALTERATIONS.  Landlord shall be responsible for
          -----------------------
maintenance and repair of the roof and structural components of the Building. Except for roof and structural Landlord shall not be obligated to maintain the Premises or any improvements located thereon or any fixtures or equipment located therein during the Fractional Term, the Lease Term or any renewal thereof. Notwithstanding the foregoing the HVAC system, roof, structure, electrical and plumbing systems, and all other appurtenances to the Building shall be in good working condition and reasonably acceptable to Tenant at the commencement of the Lease Term. Further, the HVAC system shall be warranted by Landlord to remain in good working condition for one (1) year from the commencement date of this Lease.

     Tenant agrees, at its sole cost and expense, to maintain, repair and replace all of the improvements (other than roof and structural components) including, but not limited to, HVAC (except for the first Lease year), plumbing, electrical and all mechanical systems, plate glass, banking drive through facilities, vaults, the parking and service areas and landscaped areas located on the Premises in a good state of repair and to keep the Premises in a clean, neat and orderly condition.

     With the exception of relocating and constructing a new Automated Teller Machine (ATM) in the parking lot, renovation of the drive-up teller windows and relocating the night depository, Tenant may not erect additional improvements on the Premises or make alterations or renovations to the existing improvements without Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall hold Landlord harmless from any claim, losses, damages or liens arising as a result of such additions or renovations. Tenant shall provide Landlord with copies of all plans and specifications of improvements or renovations made pursuant hereto. Landlord shall cause the exterior of the Premises to be in compliance with the Americans with Disabilities Act (ADA) at the commencement of the initial Lease Term. Tenant shall be responsible for exterior compliance as to matters arising after the commencement of the initial Lease Term and for all interior compliance.

     6.   UTILITIES AND EXPENSES.  Tenant shall be responsible for electricity,
          ----------------------
lights, water, sewer, heat, janitor service or any other utility or service consumed including any initial hookups or taps in connection with the occupancy of the Premises by Tenant. Tenant shall be responsible for all other expenses associated with the Premises including, without limitation, pest control, landscape, and parking lot maintenance.

     7.   SIGNS.  Tenant shall have the right to erect and maintain such sign or
          -----
signs on the Premises as may be permitted by applicable law and subject to Landlord's prior written consent which shall not be unreasonably withheld.

     8.   TAXES.  Landlord shall pay during the Lease Term including any renewal
          -----
terms all ad valorem taxes assessed against the Premises by the appropriate governmental authorities. Tenant shall within 10 days following demand reimburse Landlord for all taxes paid by Landlord which are in excess of the taxes assessed for 1997 which shall be deemed additional rent. Landlord's demand shall be accompanied by reasonable evidence of the increase in taxes. Tenant shall pay all ad valorem taxes levied against any stock or merchandise, furniture, furnishings, equipment and other property located in, on or upon the Premises.

     9.   LIABILITY INSURANCE.  Tenant shall provide and keep in force at its
          -------------------
own expense during the Fractional Term, Lease Term and any renewal terms public liability insurance for the protection of Landlord and Tenant and property damage insurance coverage with respect to the contents of the Premises. The insurance coverage to be provided by Tenant shall contain limits of not less than $1,000,000.00 for injury or death to any one person and $2,000,000.00 for injury or death for any accident, together with $500,000.00 for damage to property.

     10.  FIRE AND EXTENDED COVERAGE INSURANCE.  Landlord shall, at its cost and
          ------------------------------------
expense, procure and keep in effect a standard policy of fire and extended coverage insurance in an amount equal to the insurable replacement value of the Building and Landlord's other improvements upon and constituting a part of the Premises. Said policy may provide coverage for Landlord's benefit for twelve
(12) months of loss of rents. Such policy shall be issued in the name of Landlord and shall name Landlord's mortgagee(s) as a loss payee. Tenant shall within ten (10) days following demand reimburse Landlord for any increase in the cost of the insurance after 1997 carried pursuant hereto which shall be additional rent. Landlord's demand shall be accompanied by reasonable

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evidence of the increased insurance premium.


     11.  DAMAGE OR DESTRUCTION BY FIRE, ETC.  If the Building containing the
          ----------------------------------
Premises is damaged or destroyed by fire, flood, tornado, or by the elements, or through casualty, or otherwise, after the commencement of and the Approval Date, the parties shall have the option to terminate the Lease. Should both parties agree to not terminate the Lease, the Lease shall continue in full force and effect and Landlord, at its expense, shall promptly restore, repair or rebuild same to the same condition as existed immediately prior to such damage or destruction. The Tenant shall not be liable for rent during the portion it is not able to carry on its business due to such damage or destruction or during the repairs to said Premises.

     12.  HAZARDOUS SUBSTANCES.  As used herein the term "Hazardous Substances"
          --------------------
shall include, without limitation, explosives, flammables, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted by any governmental authority. Tenant shall not cause or permit to occur:

          A. Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

          B. The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except as specifically disclosed herein.

     Tenant shall, at Tenant's expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances and shall clean up any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, including, without limitation, compliance with the requirements of all governmental authorities having jurisdiction. Tenant's obligations and liabilities hereunder shall survive the expiration of this Lease.

     13.  INDEMNIFICATION.  Tenant agrees hereby to indemnify and save Landlord
          ---------------
harmless from any and all actions, demands, liabilities, claims, losses or litigation, including court costs and reasonable attorneys' fees arising out of or connected with Tenant's occupancy or use of the Premises and/or which results from any alleged act or negligence of Tenant or any condition existing on the Premises or any obligation of Tenant under this Lease.

     14.  DEFAULT.  As used in this Lease, the term "event of default" shall
          -------
mean any one of the following:

          A.   The failure of Tenant to make any payment of rent by the fifth
(5th) day of

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

the month in which the same becomes due and payable;

          B. The failure of Tenant to fulfill any other duty or obligation imposed on Tenant by this Lease;

          C. The appointment of a receiver or the entry of an order declaring Tenant bankrupt or the assignment by Tenant for the benefit of creditors or the participation by Tenant in any other insolvency proceedings;

          D. The taking of the leasehold interest of Tenant hereunder pursuant to an execution on a judgment.

          E. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority") and if such Authority elects to and does in fact continue paying rent and otherwise perform herewith, Landlord may terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord of rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall in no event be in an amount in excess of all accrued and unpaid rent to the date of termination.

     Upon the happening of any "event of default", Landlord may at its option accelerate payments due hereunder and terminate this Lease and expel Tenant and recover reasonable legal fees and costs therefrom without prejudice to any other remedy; provided, however, that before the exercise of such option in the event of default, in the case of failure by Tenant in the payment of rent or the payment of taxes or insurance costs or any other sums as required by this Lease, Landlord shall first have given written notice of such event of default to Tenant, which thereafter shall have five (5) days within which to remedy or correct such monetary default, including the payment of any late fees or other charges assessed by the lender of Landlord, and in the case of failure by Tenant to perform any other condition imposed herein upon Tenant, Landlord shall have first given written notice of such event of default to Tenant, which thereafter shall have thirty (30) days (as to any event of default other than payment of rent or other monetary default) within which to remedy or correct such default; provided, that if such event of non-monetary default cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed in default hereunder if cure is commenced within said period and diligently pursued thereafter.

     15.  IDENTITY OF INTEREST.  The execution of this Lease or the performance
          --------------------
of any act pursuant to the provisions hereof shall not be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal and agent or of a partnership or of a joint venture and the relationship between them shall be and remain only that of Landlord and Tenant.

     16.  NOTICES AND REPORTS.  Any notice, report, statement, approval,
          -------------------
consent,
designation, demand or request to be given and any option or election to be exercised by a party under the provisions of this Lease shall be effective only when made in writing and delivered, including telecopy or delivery by Federal Express or other recognized overnight courier, or mailed by registered or certified mail with postage prepaid, (notice by mail shall be deemed given on the second day after mailing) to the other party at the address (or telecopy number) given below:

          If to Landlord:     c/o Edens & Avant
                              1901 Main Street, Suite 900
                              Columbia, SC 29201
                              Attn: Asset Management
                              Telecopier: (803) 254-4983

          If to Tenant:       Firstbancorporation, Inc.
                              PO Box 2147
                              Beaufort, SC 29901-2147
                              Attn: James A. Shuford, III
                              Telecopier: (803) 521-5625

provided, however, that either party may designate a different address from time to time by giving to the other party notice in writing of the change. Unless otherwise designated by Landlord in writing rental payments shall be made by Tenant to Landlord at the above address.

     17.  ENTRY OF LANDLORD.  Landlord may enter the Premises during business
          -----------------
hours:

          A.   To inspect or protect the Premises;

          B. To exhibit the Premises to any prospective purchaser by appointment only after normal business hours. No "for sale" or "for lease" signs shall be permitted while Tenant occupies said Property.

     No authorized entry by Landlord shall constitute an eviction of Tenant or a deprivation of its rights or alter the obligation of Landlord or create any right in Landlord adverse to the interest of Tenant hereunder.

     18.  OWNERSHIP OF IMPROVEMENTS AT LEASE EXPIRATION.  At the expiration of
          ---------------------------------------------
the Lease, the improvements on the Premises shall be and remain the sole property of Landlord. Provided that Tenant is not in default hereunder, any trade fixtures and signs purchased and installed (at Tenant's expense), as approved by Landlord, and used by Tenant in the operation of its business on the Premises shall remain Tenant's sole property and Tenant shall have the right to remove the same provided any damages in removal are repaired by Tenant.

     19.  QUIET ENJOYMENT.  Landlord warrants that Tenant, upon observing and
          ---------------
complying with the terms, covenants and conditions of this Lease shall enjoy the use and occupancy of the Premises during the Lease Term without any unreasonable hindrance or interference.

     20.  ENTIRE AGREEMENT.  This Lease contains all of the understandings by
          ----------------
and between the parties hereto relative to the leasing of the Premises and all prior or contemporaneous agreements relative thereto have been merged herein or are voided by this instrument, which may be amended, modified, altered, changed, revoked or rescinded in whole or in part only by an instrument in writing signed by each of the parties hereto.

     21.  ASSIGNMENT AND SUBLETTING.  Tenant shall not assign this Lease nor
          -------------------------
sublet the Premises or any part thereof without the prior written consent of Landlord which shall not be unreasonably withheld, provided, however, Tenant may assign this Lease or sublet all or any part of the Premises to an entity in which Tenant shall have the controlling interest, or to any parent of Tenant, or to any entity with which Tenant merges.

     22.  EMINENT DOMAIN.  If any person, corporation or authority, municipal,
          --------------
public, private or otherwise, shall at any time during the term of this Lease or any extension or renewal hereof, lawfully condemn and acquire title to the Premises, or to any portion thereof in or by condemnation or other similar proceeding, pursuant to any law, general, special or otherwise, the respective rights of Landlord and Tenant shall be as hereinafter provided.

          A. With regard to any condemnation award any apportionment shall be made according to the laws of South Carolina.

          B. The valuation of Landlord's and Tenant's interest and the apportionment of any award shall be determined by agreement, or if they are unable to agree, the value shall be determined by arbitration as hereinafter provided.

     23.  WAIVER OF SUBROGATION.  Landlord and Tenant hereby waive all rights of
          ---------------------
recovery and causes of action which either has or may have or which may arise hereafter against the other, whether caused by negligence, intentional misconduct or otherwise, for any damage to Premises, property or business caused by any of the perils covered by fire and extended coverage, building and contents, and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it, provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued, and further provided that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that the waivers shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance.

     24.  SUBORDINATION AND ESTOPPEL AGREEMENTS.  Tenant shall from time to time
          -------------------------------------
provide Landlord or any mortgagee of Landlord with an estoppel letter, in a form reasonably requested by Landlord, confirming the status of this Lease, including whether or not any defaults exist. Tenant shall and does hereby subordinate to any mortgages placed on the Premises by Landlord provided that the mortgagee shall acknowledge Tenant's right to enjoy the undisturbed use of the Premises so long as Tenant is not in default. Tenant shall execute such documents as may be reasonably required from time to time in accordance herewith, however, it is intended that the subordination provision hereof shall be automatic.

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

     25.  HOLDING OVER.  If Tenant holds over after termination of this Lease,
          ------------
the tenancy thereafter shall be from month to month subject to all terms, conditions, and covenants of this Lease provided that the monthly rent shall be increased by twenty-five percent (25%).

     26.  BINDING EFFECT.  This Lease shall be binding upon and shall inure to
          --------------
the benefit of the parties hereto, their respective heirs, successors and assigns.

     27.  SEVERABILITY.  If any term or provision of this Lease, or the
          ------------
application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

WITNESSES:                          BANK TOWER ASSOCIATES, a South Carolina
                                    general partnership

                                    By:  Edens Tower Partners

/s/ Bill Kuhas
---------------------------
                                         By:  /s/ H. Dan Avant           (SEAL)
                                              ---------------------------
                                         Print Name: H. Dan Avant
---------------------------                         --------------------------
                                         Title:
                                               -------------------------------

                                    FIRSTBANCORPORATION, INC., a South Carolina
                                    corporation                          (SEAL)

/s/ F. W. Lovelace
----------------------------
                                    By: /s/ James A. Shuford, III
                                        ------------------------
                                    Print Name:
----------------------------                   -------------------------------
                                    Title:
                                          ------------------------------------

                                       8
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                                                                       EXHIBIT A


              [MAP OF AREA SHOWING PROPERTY LEASED APPEARS HERE]